Power of Attorney

Each of the undersigned hereby makes, constitutes and appoints Christopher J.

Melsha as the undersigned's true and lawful authorized representative,

attorney-in-fact and agent, with the power individually to execute for and on behalf of the undersigned and to file with and deliver to the United States

Securities and Exchange Commission and any other authority or party required or entitled to receive the same: (a) any Form ID application; (b) any Forms

3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules promulgated thereunder; and (c) any Schedule 13D or Schedule 13G, and any amendments thereto; provided, that in the case of items described in clauses (b) and (c), solely relating to beneficial ownership of securities of

Arno Therapeutics, Inc., on behalf of the undersigned in accordance with

Section 13 or Section 16 of the 1934 Act and the rules promulgated thereunder.

The undersigned also hereby grants to such attorney-in-fact the full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act or the rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of

September 6, 2016.

Commercial Street Capital, LLC.

/s/ Steven B. Ruchefsky, Co-Managing Member

/s/ Steven B. Ruchefsky